Exhibit 99.1

American Homes 4 Rent Appoints Christopher Lau as Chief Financial Officer

AGOURA HILLS, May 23, 2018, California — American Homes 4 Rent (NYSE: AMH), a leading provider of high quality single family rental homes (the “Company”), today announced that Christopher Lau, Executive Vice President–Finance, will be appointed Chief Financial Officer, effective July 1, 2018. He will succeed Diana Laing, who resigned as Chief Financial Officer, effective June 30, 2018, to pursue other interests.

“We are pleased to announce the promotion of Chris Lau to Chief Financial Officer. Chris has a strong track record of contributions and success during his five-year tenure with the Company, as well as extensive finance and accounting experience,” said David Singelyn, Chief Executive Officer. “As such, we expect this will be a seamless transition as we continue to grow our business and deliver long-term value to our shareholders.”

Mr. Lau has been a key management team member of American Homes 4 Rent since 2013, most recently serving as Executive Vice President–Finance. Throughout his tenure, Mr. Lau has either been responsible for, or integrally involved in, all the Company’s financial functions, including financial planning and analysis, financial reporting, accounting, treasury, investor relations and capital markets. Prior to American Homes 4 Rent, Mr. Lau was based in New York and served as a Senior Manager in Deloitte’s Real Estate M&A Advisory practice. Mr. Lau began his career in the Real Estate Audit practice of Deloitte after earning a B.S. in Accounting from San Diego State University.

“I would also like to thank Diana for her contributions to the growth and success of American Homes 4 Rent,” Mr. Singelyn said. “Diana was instrumental by leading the finance and accounting teams during the past four years, a time during which we more than doubled our market capitalization. On behalf of American Homes 4 Rent, I wish her the best for the future.”

About American Homes 4 Rent

American Homes 4 Rent is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2018, we owned 51,840 single-family properties in selected submarkets in 22 states.

Additional information about American Homes 4 Rent is available on our website at www.americanhomes4rent.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our expectations about the timing of the appointments referenced in this release. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the SEC.